UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2020

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 Powell Place Brentwood, Tennessee	37027
	(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AACH	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2020, Michael T. Cartwright, Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of AAC Holdings, Inc., a Nevada corporation (the “Company”), delivered to the Board his conditional resignation as Chief Executive Officer. Mr. Cartwright’s resignation as Chief Executive Officer will become effective only upon (i) the Company entering into amendments to its two previously reported forbearance agreements, each dated October 30, 2019, entered into between the Company and the lenders under the Company’s two primary credit facilities and (ii) the Company receiving $10.0 million of incremental funding under the Company’s previously disclosed credit facility entered into by the Company in March 2019. Mr. Cartwright currently intends to remain as Chairman of the Board.

Also on January 8, 2020, the Board appointed Andrew W. McWilliams, the Company’s Chief Financial Officer, to serve as Chief Executive Officer, commencing upon the effectiveness of Mr. Cartwright’s resignation, as described above.

Mr. McWilliams, who is 47 years old, joined the Company as Chief Accounting Officer in August 2014 and became Chief Financial Officer effective January 1, 2018. From October 1998 through August 2014, Mr. McWilliams worked as an auditor with Ernst & Young LLP, a national public accounting firm. During his tenure with Ernst & Young, Mr. McWilliams served multiple healthcare clients and also gained experience across a variety of corporate transactions, including public offerings of securities and mergers and acquisitions. Mr. McWilliams is a graduate of Georgia State University.

No changes have been made to Mr. McWilliams’ current compensation arrangements with the Company, which are described in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2019.

There are no arrangements or understandings between Mr. McWilliams and any other person pursuant to which Mr. McWilliams was selected as an officer of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. McWilliams had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Andrew W. McWilliams
Andrew W. McWilliams
Chief Financial Officer

Date: January 15, 2020